Exhibit 99.1

JLL Income Property Trust
Completes 3 Full Cycle Transactions
By Acquiring Properties from DST Platform

Firm has now completed 6 full cycle UPREIT transactions totaling nearly $470 million

Chicago (April 11, 2023) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with approximately $7 billion in portfolio assets, announced the full cycle return of three Delaware Statutory Trust (DST) programs from its JLL Exchange platform, which offers replacement properties to 1031 exchange investors. JLL Income Property Trust acquired four properties from the three DSTs through 721 UPREIT acquisitions. In a 721 UPREIT transaction, real estate can be exchanged on a tax-deferred basis for partnership interests in a REIT, offering the potential for owners of the exchanged property to achieve greater diversification, current income and appreciation.

The JLL Exchange (“JLLX”) program is a sophisticated tax and estate planning tool that utilizes both a traditional 1031 exchange along with a potential 721 UPREIT exchange. The JLLX platform provides institutional quality properties through the DST structure, where owners of appreciated investment real estate can conduct a 1031 exchange by using proceeds from the sale of their real estate to acquire interests in the DST. After a required holding period, JLL Income Property Trust has an option to acquire the DST property, completing the full cycle transaction via a 721 UPREIT.

The JLLX program offers investors a pathway to move from a single property holding into a highly diversified, institutionally managed REIT while deferring taxes, maintaining their real estate allocation and enjoying a wide range of estate planning benefits. JLL Income Property Trust benefits by attracting strategically aligned long-term investors through the 1031 exchange market.

With the UPREIT acquisition of the four properties, investors’ DST interests were exchanged into fractional, tax-deferred partnership interests in JLL Income Property Trust’s diversified, core real estate portfolio. The four properties were acquired from three distinct DST investments.

JLLX Johns Creek, DST
Property: The Reserve at Johns Creek Walk
Property Type: Class A Apartment Community
UPREIT Return to Investors: 4.4% average annual income through regular quarterly distributions, and an average annualized return of approximately 24%

JLLX San Marcos, DST
Property: Summit at San Marcos
Property Type: Class A Apartment Community
UPREIT Return to Investors: 4.6% average annual income through regular quarterly distributions, and an average annualized return of approximately 35%

JLLX Diversified I, DST
Properties: San Juan Medical Center and Mason Hill Distribution Center
Property Types: Class A Medical Office and Industrial
UPREIT Return to Investors: 5.0% average annual income through regular quarterly distributions, and an average annualized return of approximately 27%

“The JLLX platform was established three years ago to address what we believed to be deficiencies in the historical syndicated 1031 market,” said Drew Dornbusch, Head of JLL Exchange. “By offering an end-to-end solution with lower fees, higher quality properties and institutional management, we’ve now attracted high-net-worth property owners that previously had been underserved by traditional 1031 programs. With JLL Income Property Trust’s UPREIT acquisition of these properties, we’ve demonstrated our ability to provide 1031 exchange investors with current income, capital preservation and, ultimately, a tax-deferred interest in a diversified, institutional core real estate portfolio.”

Allan Swaringen, President and CEO of JLL Income Property Trust added, “Producing attractive returns for our DST investors through the UPREIT of these properties is a significant proof statement as to the value of our JLLX 1031 exchange program. Since the launch of our core, daily NAV REIT program more than 10 years ago, the most requested solution from financial advisors has been a companion 1031 exchange offering, and these transactions demonstrate our ability to respond to market demand with another innovative solution for the private wealth market.”

Since its inception in 2020, JLLX has attracted approximately $900 million across 16 DST offerings from property owners seeking to defer taxes on appreciated investment real estate. JLL Income Property Trust has completed 6 full cycle UPREIT transactions totaling nearly $470 million to date.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

###

About JLL Exchange
The JLL Exchange program offers private placements through the sale of interests in Delaware Statutory Trusts (DSTs) holding real properties. For more information, visit www.jllexchange.com.

About JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages over $79 billion of assets in private and public real estate property and debt investments as of Q4 2022. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information, please visit http://www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Scott Sutton
LaSalle Investment Management
Telephone: +1 224 343 5538
Email: scott.sutton@lasalle.com
Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com